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I  CERTIFY  THIS  IS  A  COPY  OF  A
DOCUMENT  FILED  ON
                                     FORM 19
SEP  10  2002     (Section  348)

"J.S.  Powell"
JOHN  S.  POWELL     PROVINCE  OF  BRITISH  COLUMBIA
REGISTRAR  OF  COMPANIES
PROVINCE  OF  BRITISH  COLUMBIA
                                                       Certificate  of
                                                       Incorporation  No.




                              COMPANY ACT


                           ORDINARY  RESOLUTION


     The following ordinary resolution was passed by the company referred to below on the date stated:

Name  of  Company:          SILVERADO  GOLD  MINES  LTD.

Date  resolution  passed:     September  9,  2002

Resolution:

"RESOLVED, as an ordinary resolution, that the Memorandum of the Company be altered to increase its authorized capital by increasing the number of authorized common shares from 100,000,000 common shares without par value to 200,000,000 common shares without par value."

      The Memorandum as altered is attached hereto as Schedule "A".

Certified  a  true  copy  the  9th  day  of  September,  2002.


                                   /s/  Garry  L.  Anselmo
                         (Signature) ---------------------

                         (Relationship  to  Company)   Director
                                                       ----------


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                           SCHEDULE  "A"


                            MEMORANDUM
                            (Altered)

                               OF

                      SILVERADO GOLD MINES LTD.

               (As altered by an Ordinary Resolution
                      passed September 9, 2002)


1.   The  name  of  the  company  is  "SILVERADO  GOLD  MINES  LTD.";

2. The Company is restricted form carrying on all businesses except the following:

     (a) To acquire by purchase, lease, hire, discovery, location or otherwise, and hold mines, mineral claims, mineral leases, mining lands, prospects, licenses and mining rights of every description, and to work, develop, operate, turn to account, sell, or otherwise dispose thereof.

     (b) To dig, drill, or bore for, raise crush, wash, smelt, reduce, refine, amalgamate, assay, analyse, and otherwise treat gold, silver, copper, lead, iron, coal, petroleum, natural gas, and any other ore, deposit, metal, or mineral whatsoever, whether belonging to the Company or not, and to render the same merchantable, and to buy, sell, and deal in the same or any product thereof.

     (c) To engage in any branch of mining, smelting, milling, and refining minerals.

     (d) To acquire by purchase, lease, hire, exchange, or otherwise timber lands, leases, or claims, rights to cut timber, surface rights and rights-of-way, water rights and privileges, patents, patent rights and concessions, and other real or personal property.

     (e) To acquire by purchase, lease, hire, exchange, or otherwise, and to construct, operate, maintain, or alter, trails, roads, ways, tramways, reservoirs, dams, flumes, race and other ways, water-courses, canals, aqueducts, pipe-lines, wells, tanks, bridges, wharves, piers, mills, pumping plants, factories, foundries, furnaces, coke-ovens, crushing works, smelting-works, concentrating works, refining works, hydraulic, electrical, and other works and appliances, power devices and plants of every kind, laboratories,


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          warehouses,  boarding  houses, dwellings, buildings, machinery, plant, and other works and conveniences, and to buy, sell, manufacture, and deal in all kinds of goods, stores, provisions, implements, chattels, and effects.

     (f) To build, purchase, lease, hire, charter, navigate, use and operate cars, wagons, and other vehicles, boats, ships, and other vessels.

     (g) To sell or otherwise dispose of ore, metal, oil, gas, or mineral product, and to take contracts for mining work of all kinds, and to accept as the consideration shares, stock, debentures, or other securities of any limited company, whatsoever incorporated and carrying on any business, directly or indirectly, conductive to the objects of a specially limited company, if such shares (except the shares of a company having non-personal liability), stock, debentures, or other securities are fully paid up, and to sell or to otherwise dispose thereof.

3. The authorized capital of the Company consists of 200,000,000 common shares without par value.